UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2010

SMARTPROS LTD.
(Exact name of Registrant as specified in its charter)

Delaware	001-32300	13-4100476
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12 Skyline Drive
Hawthorne, New York		10532
(Address Of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code (914) 345-2620

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:  Other Events

          On June 10, 2010, SmartPros Ltd. entered into an agreement with an unrelated company under which it agreed to provide up to $900,000 of credit, subject to various conditions, to that company. The credit facility is secured by a first lien on substantially all of the assets of the borrower and the borrower’s obligations under the financing agreement are guaranteed by the principles of the borrower. Interest on the amounts outstanding under the credit facility accrues at the rate of prime plus 8% and all amounts outstanding under the credit facility are due and payable on October 11, 2010. In consideration for extending credit, SmartPros obtained a ten-year right of first refusal to purchase the assets of the borrower. At closing, the borrower immediately drew down the entire credit line of $900,000, of which $541,000 was used to pay-off a pre-existing secured loan and the balance will be used for working capital. As part of the transaction, the previous secured lender assigned its security interest in the borrower’s assets to SmartPros.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SmartPros Ltd.

Dated:	June 14, 2010	By:	/s/ Allen S. Greene
Allen S. Greene,
Chief Executive Officer